UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2013

Prairie West Oil & Gas, Ltd.
(Exact name of registrant as specified in its charter)

Nevada	001-34770	83-0375241
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9500 W. Flamingo #205, Las Vegas, NV 89147
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: 1 (888) 303-2272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2013, Prairie West Oil & Gas, Ltd. (Nevada) (“Prairie Nevada”) entered into an exchange agreement to purchase 100% of the outstanding interests of Prairie West Oil & Gas, Ltd. (Canada) (“Prairie Canada”) in exchange for 5,000,000 common shares of Prairie Nevada stock. The Exchange Agreement between the parties dated January 22, 2013 is hereby terminated in its entirety as the conditions for closing have never occurred and thus the transaction was never closed. Both parties are returned to their status before such agreement was signed. Both parties hereby consent to the continued use of any name as a result of name changes under such Agreement. Both parties to bear their own costs and fees.

Item 5.01 Changes in Control of Registrant.

On January 22, 2013, Prairie West Oil & Gas, Ltd. (Nevada) (“Prairie Nevada”) entered into an exchange agreement to purchase 100% of the outstanding interests of Prairie West Oil & Gas, Ltd. (Canada)(“Prairie Canada”) in exchange for 5,000,000 common shares of Prairie Nevada stock. The Exchange Agreement between the parties dated January 22, 2013 is hereby terminated in its entirety as the conditions for closing have never occurred and thus the transaction was never closed. Both parties are returned to their status before such agreement was signed. Both parties hereby consent to the continued use of any name as a result of name changes under such Agreement. Both parties to bear their own costs and fees.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Despite the termination referenced above the officers put in place at the time of the signing of the agreement remain in place as below.

Anthony Sarvucci—Director and President

A results driven professional with vast industry experience in both the energy and investment banking sector Mr. Sarvucci has a proven track record of success.

Mr. Sarvucci brings to Prairie West a wealth of worldwide contacts and relationships established over years as the CEO of a public energy service company and more recently as a highly sought after consultant. Mr. Sarvucci works every day towards making sure the goals of Prairie West are achieved both on time and on budget.

Previous Experience:

2009-Present

Anthony co-founded Prairie West Oil and Gas Ltd. He currently serves as the company's president and is a member of the board of directors. Prairie West is a producing Alberta based oil and gas company that is well diversified in Heavy Oil, Light Oil and Natural gas. Moving forward, Anthony is focused on continually increasing operational efficiency in regards to the company's current undiscounted asset base valued at $22,957,000 (CDN). With an eye to the future and a strong desire to lower overall risk, Anthony is looking to expand Prairie West into the US oil and gas sector as soon as a deal can be found that is favorable to both the company and its shareholders.

2004-2009

During this period Anthony acted as a highly sought after freelance consultant. Working hand in hand with several Public companies, Anthony was successful in providing strategic financing options through the global market place. With a focus on Europe and South America, Anthony broadened the financial possibilities for these North American based companies and in each case was able to increase their access to capital with the goal of securing the necessary funds for growth.

2001-2004

In 2001 Anthony founded Prelude Ventures. Prelude was an oil and gas service company that was publicly traded on a US exchange . From 2001 to 2004 Anthony guided Prelude Ventures in the purchase several Canadian and US based Petroleum Service and Petroleum product related companies. In 2004 Anthony stepped down from the position of President and CEO and handed the company off to Alliance Petroleum, based out of Chicago Illinois.

1996-2001

Acted as a consultant to private companies wanting to raise money and go public on the various US exchanges. During this time Anthony worked with numerous companies that spanned all sectors of the market. These sectors include; entertainment, mining, petroleum, textile and numerous others. Near the end of this period is when Anthony developed a passion for energy service and production companies.

1993-1996

Anthony worked with a private equity group based group out of the Newport Beach California. At his time with the group his primarily duties revolved around the investment of capital in commodities and currencies on the CME (Chicago Mercantile Exchange) on a daily basis.

1991-1993

Anthony started work as a brokers assistant with Brentwood National and the Camden Group. Located in Newport Beach California Anthony sold Investments in RTC (Resolution Trust Corporation Properties).

Garry Pearce—Chairman of Board of directors – Advisor

A seasoned business veteran Mr. Pearce brings to Prairie West over 35 years of experience in the areas of both asset and operations management.

A former Vice President of Business Development for Investicare Group and a former Executive Director of the United Way he is fully in his comfort zone being at the helm of large scale companies and capital intense projects.

Garry has been involved in several Junior Oil & Gas companies in the role of a venture capitalist and adviser over the past 10 years.

Always looking to give back to the community in his free time Garry continues to provide consultation for the Salvation Army, the United Way, and the Baptist Church with the goal of streamlining their Social and Development programs.

Previous Experience:

2008- 2012

Garry is the co-founder and current chairman of Prairie West Oil and Gas. As the former President of the company, Mr. Pearce guided the company since its inception and helped to grow the company's asset base to over $22,957,000 (Undiscounted) in just three short years. Still an active member of Team Prairie West Garry will continue to adivse and provide his expertise in the years moving forward.

2000-2008

Realtor –An active member of the Calgary Real Estate Board

•

Worked as an associate with Premiere Realty

•

Specialized in Condo and single family residential in North West Calgary

2002 – 2005

Connecting Care – Partner and V. P. Business development

•

Established the strategic plan and direction for growth of the company

•

Worked with owners/developers to negotiate management contracts both for existing facilities and proposed senior assisted living facilities

•

Assisted with design and set-up of operations

1998 – 2001

Regional Manager – Origin Adult Communities, Calgary

Responsible for three senior retirement living communities in Calgary – Trinity Lodge, The Lodge at Valley Ridge, and Lake Bonavista Village.

This role encompassed:

•

Management and direction of the activities of the Regional Office staff

•

Responsibility for the day to day operations of the Calgary Origin Adult Communities through the Lodge managers

•

Responsibility for all senior level Human Resource functions

•

Oversaw accounting functions including operating and capital budgets, inventory, accounts receivable and accounts payable

•

Ensured that Origin policies were implemented on a consistent basis throughout the region

1996 – 2000

General Manager – Trinity Lodge, Calgary

Provided leadership, direction and guidance based on the organization's strategic plan and philosphy.

Duties Included

•

Budgeting, revenue and expenditures;

•

Provision of high quality housing services and long term operational planning to ensure the viability of the organization;

•

Provides visible leadership in the daily operation of the lodge;

•

An effective team player, motivating the senior management group;

•

External representation, communication, and liaison for the organization’s goals, and objectives.

1990 – 1996

Director of Development - The Baptist Union of Western Canada, Calgary

•

Served as field staff for the Baptist Union Foundation Fund

•

Staff member of the Finance Committee of The Baptist Union of Western Canada

•

Established the denominational Development Office

•

Provided support services to The Baptist Leadership School Development Committees

•

Established the major gift and planned giving program

•

Co-ordinated capital funding campaigns for BUWC churches

•

Provided leadership in the area of stewardship education

•

Lead money management seminars

•

Lead and coordinated planned giving seminars

1987 -1990

Executive Director – The United Way of Regina

•

Implemented policies established by The Board of Directors

•

Assisted in establishing goals, objectives and program development of The United Way

•

Provided leadership in the areas of fund-raising, agency relations, public relations, and community planning

•

Managed, staffed and administered the organization in accordance with accepted practices

Paula Pearce—Treasurer, Secretary - Director

A Top shelf individual, Ms. Pearce has extensive experience and success in making companies run as smoothly as possible. A firm believer that only an efficient company can reach their full potential, Ms. Pearce is both diligent and forceful when it comes to corporate organization and inner communication. She is a Prairie west co-founder and has been a driving force behind Prairie West's continued success.

Previous Experience:

2008-present

In 2008 Paula helped to form Prairie West Oil and Gas Ltd with her Husband Anthony and her Father Garry. With years assisting other oil and gas companies on a public level this was a natural progression moving forward. Paula has been instrumental in the day to day activities of Prairie West. Paula currently serves as Prairie West's corporate secretary and sits on the company's board of directors.

2001-2008

Ms. Pearce spent seven years with Optima Capital as an Administrative Assistant during a period of rapid growth. Working with both public and private companies, her duties included keeping accurate records to assist in the public filings and making sure that they were filled both on time and on schedule. Paula's attention to detail and high level or organization was instrumental in helping to take the company to new heights and great achievements.

1994-2001

Paula worked as a surgical assistant in Oral Maxillofacial surgeries at the Mission Viejo Hospital Professional Center where she assisted in reconstructive facial and Dental surgeries. Additionally, Paula was responsible for pre / post operative care, scheduling patients and making sure all surgical supplier were in order and fully stocked.

1994

Graduated Orange Coast College after completing her studies as a member of Alpha Gamma Sigma (California Honors Society).

Item 9.01 Financial Statements and Exhibits

No.	Exhibits
3.	Exchange Termination Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated October 14, 2014

Prairie West Oil & Gas, Ltd.

By:

/s/ Anthony Sarvucci

Anthony Sarvucci, President and

Chief Executive Officer

EXHIBIT INDEX

No.	Exhibits
3.	Exchange Termination Agreement